Exhibit 10.6
OMNICOM GROUP INC.
SENIOR MANAGEMENT INCENTIVE PLAN
As Amended and Restated on December 12, 2023
Section 1.Purposes. The purpose of the Omnicom Group Inc. Senior Management Incentive Plan (the “Plan”) is to attract, retain and motivate selected employees of Omnicom Group Inc. (the “Company”) and its subsidiaries and affiliates who are executive officers of the Company (and any successor thereto) in order to promote the Company’s long-term growth and profitability.
Section 2.Administration.
(a)Subject to Section 2(d), the Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”).
(b)The Committee shall have complete control over the administration of the Plan, and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under the Plan; (ii) construe, interpret and implement the Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations governing its own operations; (iv) make all determinations necessary or advisable in administering the Plan (including, without limitation, calculating the size of the Bonus (as defined in Section 5(a)) payable to each Participant (as defined in Section 4(a))); (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan; and (vi) amend the Plan to reflect changes in or interpretations of applicable law, rules or regulations.
(c)The determination of the Committee on all matters relating to the Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.
(d)Notwithstanding anything to the contrary contained herein, the Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate.
(e)No member of the Board or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Bonus. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which

|US-DOCS\145095323.8||

Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless. Notwithstanding the foregoing, nothing in this Plan shall override the Company’s Clawback Policy that was adopted effective as of December 1, 2023, as amended and/or restated from time to time, (the “Clawback Policy”) and no Covered Person may be indemnified with respect to any Erroneously Awarded Compensation (as defined in the Clawback Policy).
Section 3.Performance Period. The Plan shall operate for successive periods (each, a “Performance Period”). Except as otherwise determined by the Committee, each Performance Period shall be one full fiscal year and/or portions of fiscal years of the Company, as determined by the Committee.
Section 4.Participation.
(a)The Committee shall designate those individuals who shall participate in the Plan for the Performance Period (the “Participants”).
(b)Except as provided below, the Committee shall have the authority at any time (i) during the Performance Period to remove Participants from the Plan for that Performance Period and (ii) to add Participants to the Plan for a particular Performance Period.
Section 5.Bonus Amounts.
(a)Each Participant shall be paid a bonus amount as determined by the Committee in its sole discretion based upon performance during each applicable Performance Period (a Participant’s bonus amount for each Performance Period, the “Bonus”). The Committee may establish a target Bonus amount for each Participant and the performance goal(s) for a Performance Period (the “Performance Goals”), which may be established prior to or during a Performance Period, different for different Participants and subject to review and change by the Committee in its sole discretion prior to the end of a Performance Period. The Committee shall determine the extent to which such Performance Goals were attained for a Performance Period. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Bonus amount payable to any Participant that otherwise would be payable based on the attainment of the Performance Goals or may increase the Bonus amount above that which otherwise would be payable based on the attainment of the Performance Goals. The payment of any Bonus pursuant to the Plan shall be subject to a Participant’s continued employment with the applicable Participating Employer (as defined in Section 7(j)) through the date of payment, except as otherwise provided in Section 5(b) below.
(b)If a Participant’s employment with the Company terminates for any reason before the end of a Performance Period or before the date that the Bonus is paid pursuant to Section 6, the Committee shall have the discretion to determine whether (i) such Participant shall be entitled to any Bonus at all, (ii) such Participant’s Bonus shall be reduced on a pro-rata basis to reflect the portion of such Performance Period the Participant was employed by the Company and (iii) to make such other arrangements as the Committee deems appropriate in connection with the termination of such Participant’s employment.
Section 6.Payment of Bonus Amount; Voluntary Deferral; Clawback Policy.
(a)Each Participant’s Bonus, if any, shall be payable by such Participant’s Participating Employer, or in the case of a Participant employed by more than one Participating Employer, by each such employer as determined by the Committee. The Bonus, if any, shall be payable in the discretion of the Committee in cash and/or an equity-based award of equivalent

|US-DOCS\145095323.8||

value under the Company’s 2021 Incentive Award Plan (as amended and/or restated, and together with any successor plan, the “Incentive Plan”), including an award of Options (as defined in the Incentive Plan); provided that in determining the number of Company restricted stock units payable in shares of the Company’s common stock, restricted shares of the Company’s common stock or unrestricted shares of the Company’s common stock that is equivalent to a dollar amount, that dollar amount shall be divided by the closing price of the Company’s common stock on the date of grant by the Committee (with fractional shares being rounded to the nearest whole share). The cash portion of the Bonus, if any, shall be paid and the equity-based portion of the Bonus, if any, shall be granted at such time as bonuses are generally paid by the Participating Employer(s) for the relevant fiscal year. Any equity-based award shall be subject to such terms and conditions (including vesting requirements) as the Committee and the administrative committee of the plan under which such equity-based award is granted may determine.
(b)Each Participant may elect to defer receipt, in accordance with the terms and conditions of any applicable deferred compensation plan of the Company in which such Participant is eligible to participate, of part or all of any Bonus paid under this Plan, but only to the extent permissible under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively, “Section 409A”).
(c)Unless the Committee determines otherwise in its sole discretion, payment of each Bonus shall be made in the calendar year following the calendar year in which the applicable Performance Period ended. The payment of each Bonus under this Plan is intended to comply with or be exempt from Section 409A and, accordingly, to the maximum extent permitted, this Plan shall be interpreted to be in compliance therewith. Each payment and benefit payable under this Plan is intended to constitute separate payments for purposes of Section 409A.
(d)All Bonuses shall be subject to the provisions of the Clawback Policy.
Section 7.General Provisions.
(a)Amendment, Termination, etc. The Board reserves the right at any time and from time to time to modify, alter, amend, suspend, discontinue or terminate the Plan, including in any manner that adversely affects the rights of Participants. No Participant shall have any rights to payment of any amounts under this Plan unless and until the Committee determines the amount of such Participant’s Bonus, if any, that such Bonus shall be paid and the method and timing of its payment.
(b)Nonassignability. No rights of any Participant (or of any beneficiary pursuant to this Section 7(b)) under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 7(b) shall be void. In the event of a Participant’s death, any amounts payable under the Plan shall be paid in accordance with the Plan to a Participant’s estate. A Participant’s estate shall have no rights under the Plan to receive such amounts, if any, as may be payable under this Section 7(b), and all of the terms of this Plan shall be binding upon any such Participant’s estate.
(c)Plan Creates No Employment Rights. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company, or any subsidiary or affiliate thereof, for the Performance Period or thereafter or affect any right which the Company may have to terminate such employment.

|US-DOCS\145095323.8||

(d)Arbitration. Any dispute, controversy or claim between the Company, or any subsidiary or affiliate thereof, and any Participant arising out of or relating to or concerning the provisions of the Plan shall be finally settled by arbitration in New York City before, and in accordance with, the rules of the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all disputes, controversies or claims maintained by any Participant must first be submitted to the Committee in accordance with claim procedures determined by the Committee in its sole discretion.
(e)Governing Law. ALL RIGHTS AND OBLIGATIONS UNDER THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
(f)Tax Withholding. In connection with any payments to a Participant or other event under the Plan that gives rise to a federal, state, local or other tax withholding obligation relating to the Plan (including, without limitation, FICA tax), (i) the Company and any Participating Employer may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to the Plan and (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.
(g)Right of Offset. The Company and any Participating Employer shall have the right to offset against a Participant’s Bonus, any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans or amounts repayable to it pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to it.
(h)Severability; Entire Agreement. If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby. This Plan shall not supersede any other agreement, written or oral, pertaining to the matters covered herein, except to the extent of any inconsistency between this Plan and any prior agreement, in which case this Plan shall prevail.
(i)No Third Party Beneficiaries. The Plan shall not confer on any person other than the Company, any Covered Person and any Participant any rights or remedies hereunder. Each Bonus that may become payable under the Plan shall be paid solely from the general assets of the Company and its subsidiaries. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.
(j)Participating Employers. Each subsidiary or affiliate of the Company that employs a Participant shall be deemed to have adopted this Plan (a “Participating Employer”). Except for purposes of determining the amount of each Participant’s Bonus, this Plan shall be treated as a separate plan maintained by each Participating Employer and the obligation, if any, to pay a Bonus to a Participant shall be the sole liability of the Participating Employer(s) by which such Participant is employed, and neither the Company nor any other Participating Employer shall have any liability with respect to such amounts.
(k)Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company, each Participating Employer and their successors and assigns and each permitted successor or assign of each Participant as provided in Section 7(b).

|US-DOCS\145095323.8||

(l)Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
(m)Construction. In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate. Nothing in this Plan shall preclude or limit the ability of the Company, its subsidiaries and affiliates to pay any compensation to a Participant under any other plan or compensatory arrangement whether or not in effect on the date this Plan was adopted.
[The remainder of this page is left blank intentionally.]

|US-DOCS\145095323.8||

IN WITNESS WHEREOF, and as evidence of the adoption of this Plan effective as of December 12, 2023, by the Company, it has caused the same to be signed by its duly authorized officer this 15th day of December, 2023.
OMNICOM GROUP INC.
By:     /s/ Louis F. Januzzi
Name:    Louis F. Januzzi
Title:    Senior Vice President, General Counsel & Secretary

|US-DOCS\145095323.8||